Exhibit 4.23

TRUST AGREEMENT

OF

GOLDMAN SACHS CAPITAL VII

THIS TRUST AGREEMENT, dated as of May 3, 2017, (the “Trust Agreement”), by and among The Goldman Sachs Group, Inc., a Delaware corporation, as depositor (the “Depositor”), BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as trustee (the “Delaware Trustee”), Jane M. Kelsey, an individual, Steven M. Bunson, an individual and Rajashree Datta, an individual, each of whose address is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282 (each an “Administrative Trustee” and collectively the “Administrative Trustees”). The Depositor, the Administrative Trustees and the Delaware Trustee hereby agree as follows:

1.    The trust created hereby shall be known as Goldman Sachs Capital VII (the “Trust”), in which name the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued. The Delaware Trustee is hereby appointed as the “trustee” of the Trust within the meaning of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Statutory Trust Act”).

2.    The Depositor acknowledges that it has assigned, transferred, conveyed and set over to the Trust the sum of $10. The Delaware Trustee has acknowledged receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act, and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit A.

3.    The Depositor, the Administrative Trustees and the Delaware Trustee will enter into an amended and restated Trust Agreement or Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital or Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4.    The Depositor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the “1933 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Capital or Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital or Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the “1934 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration of the Capital or Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange, Inc. or other exchange, or the Financial Industry Regulatory Authority, Inc. (“FINRA”), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital or Preferred Securities of the Trust to be listed on the New York Stock Exchange, Inc. or such other exchange, or The NASDAQ Stock Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Capital or Preferred Securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital or Preferred Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital or Preferred Securities of the Trust; and (vi) to take all other actions incident and reasonably related to the performance of its obligations hereunder which are not specifically provided for in this Section.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, FINRA, or state securities or “Blue Sky” laws to be executed on behalf of the Trust by a trustee, the Delaware Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, FINRA, or state securities or “Blue Sky” laws.

5.    This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.    The number of trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Depositor.

7.    The Depositor agrees: (1) to reimburse the Delaware Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and

(2)    to indemnify the Delaware Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes imposed on the income of the Delaware Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

8.    The Trust may be dissolved and terminated at the election of the Depositor. Thereupon, the Depositor shall wind up the affairs of the Trust, and upon completion thereof in accordance with Section 3808 of the Act, the Delaware Trustee, at written direction and expense of the Depositor, shall file in accordance with Section 3810 of the Act a Certificate of Cancellation with the Secretary of State of the State of Delaware terminating the Trust. Any remaining expenses of the Trust shall be paid by the Depositor.

9.    This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

10.  This Trust Agreement may be modified, supplemented, altered or amended pursuant to a written agreement executed by the Depositor and the Delaware Trustee; provided, however, that the Delaware Trustee shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Delaware Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

THE GOLDMAN SACHS GROUP, INC., as Depositor

By:	/s/ James J. White, Jr.
Name:	James J. White, Jr.
Title:	Attorney-in-Fact

BNY MELLON TRUST OF DELAWARE, as trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

/s/ Jane M. Kelsey
Jane M. Kelsey, as administrative trustee

/s/ Steven M. Bunson
Steven M. Bunson, as administrative trustee

/s/ Rajashree Datta
Rajashree Datta, as administrative trustee

EXHIBIT A

FORM OF

CERTIFICATE OF TRUST

OF

GOLDMAN SACHS CAPITAL VII

This Certificate of Trust of Goldman Sachs Capital VII (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.    Name. The name of the statutory trust formed hereby is Goldman Sachs Capital VII.

2.    Delaware Trustee. The name and the business address of a trustee of the Trust having a principal place of business in the State of Delaware are BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809.

3.    Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as trustee

By:
Name:
Title:

Jane M. Kelsey, as administrative trustee

Steven M. Bunson, as administrative trustee

Rajashree Datta, as administrative trustee

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